CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
EC Power, Inc.

We consent to the use in this Registration Statement on Form SB-2 Amendment No.2 of our report included herein dated May 15, 2001, relating to the consolidated financial statements of EC Power, Inc.

Kempisty & Company
Certified Public Accountants PC
New York, New York
February 14, 2002